CANCELLATION OF PROMISSORY NOTE

This Cancellation of Promissory Note (“Cancellation Agreement”) is entered into this 29th day of October, 2013, by and among San Lotus Holding Inc. (“SLH”), Green Forest Management Consulting Inc. (“Green Forest”), and Yu Chien-Yang, and Da Chuang Business Management Consulting Co., Ltd. (together the “Xinpi Land Sellers”).

RECITALS

A.	WHEREAS, SLH assumed a certain Promissory Note dated October 29, 2013 and originally held by Green Forest in the original principal amount of Fifty Three Million Two Hundred Thirty Eight Thousand Eight Hundred Fifty One New Taiwan Dollars (TWD $53,238,851), in favor of the Xinpi Land Sellers (the “Note”);

B.	WHEREAS, the Xinpi Land Sellers used the funds owed under the Note to subscribe to shares of SLH common stock;

C.	WHEREAS, the parties hereto agree that there are no obligations outstanding among the parties whatsoever relating to the Note; and

D.	NOW, THEREFORE, the parties hereto desire to cancel the Note.

AGREEMENT

The Note is hereby terminated and cancelled and is of no further force and effect. The Xinpi Land Sellers hereby agree to promptly return the Note to SLH.

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement as of the date first written above.

San Lotus Holding Inc.

By:	/s/ Chen Li Hsing		/s/ Yu Chien-Yang
	Chen Li Hsing		Yu Chien-Yang
Chairman of the Board

Green Forest Management Consulting Inc.		Da Chuang Business Management Consulting Co., Ltd.

By:	/s/ Chiang Yu-Chang	By:	/s/ Chen Kuan-Yu
	Chiang Yu-Chang		Chen Kuan-Yu
	Chairman of the Board		Chairman of the Board